Exhibit 99.2
Summary of Terms and Conditions of Proposed Restructure
Bally Total Fitness
     This Summary of Terms and Conditions of Proposed Restructure outlines the terms of a potential prepackaged plan of reorganization (the “Plan”) for Bally Total Fitness Holding Corporation (“Bally” or the “Company”) and those subsidiaries that have guaranteed or are otherwise liable on the Senior Notes (as defined below) (such subsidiaries, together with Bally, the “Bally Debtors”). The classes of securities that would be affected by the restructuring (the “Restructuring Transaction”) include the 10 1/2% Senior Notes due 2011 (the “Senior Notes”) and the 9 7/8% Senior Subordinated Notes due 2007 (the “Existing Subordinated Notes,” and together with the Senior Notes, the “Notes”) and the Company’s common stock. This Summary of Terms and Conditions of Proposed Restructure does not purport to set forth all the terms, conditions, representations, warranties and other provisions with respect to the transactions referred to herein and is provided for discussion purposes only. This Summary of Terms and Conditions of Proposed Restructure supersedes any proposed summary of terms or conditions regarding the subject matter hereof and dated prior to the date hereof, and does not constitute an offer, agreement, or commitment by Tennenbaum Capital Partners, LLC (“TCP”) or any of its affiliates to enter into any transaction or consent to any modification of its debt owed by the Company. Any such commitment (i) will be subject to completion of our credit approval process, (ii) will be subject to the execution and delivery of a definitive Lock-Up Agreement (as defined below) and other definitive documentation, in each case, reasonably acceptable to all parties and their respective counsel, (iii) will be subject to the completion of our legal and business due diligence and our satisfaction with the results thereof, and (iv) will be predicated on the accuracy and completeness in all material respects of the information provided by or on behalf of the Company. The Company is authorized to attach a copy of this Summary of Terms and Conditions of Proposed Restructure to an 8-K filing made at any time on or after May 31, 2007, and from and after such filing, may provide copies of same or disclose any portion thereof to any person or entity.
     The table below summarizes the proposed treatment of the Claims and Interests that will be impaired under the Plan.

Description of
Claims or
Interests:		Summary of Proposed Treatment in the Plan
Class 1: Senior	•	Impaired.
Notes	•
Class 1 consists of all Senior Notes. Votes from holders of these notes will be solicited prepetition in accordance with applicable non-bankruptcy law. It will be a condition to filing the chapter 11 cases of the Bally Debtors (collectively, the “Case”) that sufficient consents are obtained from the holders of Senior Notes to render this class a consenting class.

Description of
Claims or
Interests:		Summary of Proposed Treatment in the Plan
	•	Interest Rate: Unchanged
	•	Maturity date: Unchanged
	•	Guaranties: Unchanged
•
Amendment Fee: An amendment fee of 1% of the principal amount of the Senior Notes will be paid to all holders of Senior Notes on the effective date of the Plan (the “Plan Effective Date”) as consideration for the modifications to the Senior Note Indenture described below.

•
Waiver/Amendments: The Senior Note Indenture will be amended and restated or otherwise modified to (i) waive the following defaults: (v) defaults arising from the failure to file the Form 10-K for the year ended December 31, 2006 and any other failures to file financial statements or SEC reports on or before December 31, 2007, (w) cross defaults to defaults under the senior secured credit agreement and other agreements of the Bally Debtors, (x) cross defaults to defaults under the Existing Subordinated Notes, including, without limitation, defaults for failure to pay the interest on the Existing Subordinated Notes, (y) defaults arising from the failure to make the interest payment on the Senior Notes due on July 15, 2007, provided that such default is cured on the Plan Effective Date, (z) defaults arising from the filing of the bankruptcy case and the transactions contemplated hereby; (ii) waive the change of control put option resulting from the change of control caused by the Plan; (iii) eliminate the requirement that the Company provide public reporting statements (but the Company will be required to provide after the Plan Effective Date annual (audited, to the extent available) and quarterly financials, including MD&A and 8-K reportable events); (iv) provide that events of default under any other agreements will not trigger cross-defaults under the revised Senior Note Indenture until the expiration of any applicable grace or cure period in such other agreements; (v) increase the permitted debt basket for the senior credit facility and the securitization facility (i.e., clause (i) of the permitted indebtedness section of the Senior Notes) to $325 million (with no reduction for any asset sales) and the debt basket for purchase money secured indebtedness and capitalized leases (i.e., clause (vi) of the permitted indebtedness section of the Senior Notes) to $100 million; (vi) waive any right to require a prepayment of the Senior Notes from the proceeds of the Rights Offering (as defined below); (vii) permit the holders of the Existing Subordinated Notes to receive and retain the New

Description of
Claims or
Interests:		Summary of Proposed Treatment in the Plan

Subordinated Notes, the right to participate in the Rights Offering and other property to be received by them in the Plan (as defined below); and (viii) otherwise permit the consummation of all transactions contemplated by the Plan (including rescission of any acceleration of the Senior Notes caused by the commencement of the Case or otherwise).

•
Private Debt. It is contemplated that there would be fewer than 300 holders of each class of the Company’s securities, so that the Company would not be subject to the reporting requirements of the 34 Act. The assignment provisions in the Senior Notes and in the Indenture governing the Senior Notes will be amended to effectuate this 300 holder limitation.

Class 1B:Subsidiary	•	Impaired.
Lease/Executory Contract Rejection Claims	•
Class 1B consists of unsecured claims arising from the rejection of leases or executory contracts of the Company’s subsidiaries that are rejected with the consent of the holders of the majority in principal amount of the Existing Subordinated Notes held by the Lock-Up Holders (as defined below). The allowed amount of any Class 1B claims (subject to limitations imposed by Section 502(b)(6) of the Bankruptcy Code), will be treated in a manner to be determined by the Company with the consent of the holders of the majority in principal amount of the Existing Subordinated Notes held by the Lock-Up Holders. Votes of this Class will not be solicited; hence, this Class will be deemed to reject the Plan, and the Plan will be confirmed pursuant to Section 1129(b) of the Bankruptcy Code as to this Class.

Class 2A: Existing	•	Impaired.
Subordinated Notes held by Known Accredited Investors:	•
Class 2A consists of all Existing Subordinated Notes held by persons who are known by the Company as of the commencement date of the solicitation to be accredited investors that the Company has a pre-existing relationship with and who can be solicited pre-petition in a non-registered private placement. Votes from the holders of Class 2A claims will be solicited pre-petition pursuant to the Plan and the Consent Solicitation Materials (defined below). It will be a condition to the filing of the Case and the effectiveness of the Plan that this Class votes as a class to accept the Plan. These holders will also be solicited pre-petition to subscribe the Rights Offering (as defined below), which will be offered in the Consent Solicitation Materials.

Description of
Claims or
Interests:		Summary of Proposed Treatment in the Plan
•
The Existing Subordinated Notes and the Existing Subordinated Note Indenture will be amended and restated or replaced. Holders of Existing Subordinated Notes will receive, in exchange for 100% of their Existing Subordinated Notes, their respective pro rata shares of (i) New Subordinated Notes (as defined below), (ii) New Common Stock (as defined below), and (iii) rights to participate in the Rights Offering, each with the following terms:

New Subordinated Notes:

New subordinated notes (the “New Subordinated Notes”) in the aggregate principal amount of $150 million (50% of the principal amount of the Existing Subordinated Notes) will be issued to holders of claims in Classes 2A, 2B and 2C, pro rata in proportion to the allowed amount of their claims. The New Subordinated Notes will have the following terms:

	•	Principal Amount: $150 million (50% of original principal amount of the Existing Subordinated Notes).
	•	Maturity date: 5 years from Plan Effective Date.
•
Interest Rate: 13% PIK, compounded quarterly. The PIK will be tied to a toggle covenant of 2.25:1.00 minimum interest coverage and $50 million minimum liquidity, on a pro forma basis after giving effect to the proposed payment of interest on the New Subordinated Notes and the New Senior Subordinated Notes (defined below). Whether interest may be paid in cash will be in the sole discretion of the Company, subject to satisfaction of the toggle covenant described above. If the interest is paid in cash, the rate shall be 11.5% on the portion paid in cash.

•
Covenants: Usual and customary for subordinated bonds in transactions of this type. These covenants (including the debt baskets) would be consistent with the revised covenants under the Senior Note Indenture.

•
Private Debt. It is contemplated that there would be fewer than 300 record holders of each class of the Company’s securities, so that the Company would not be subject to the reporting requirements of the 34 Act. The assignment provisions in the New Subordinated Notes and related Indenture will effectuate this 300 holder limitation.

Description of
Claims or
Interests:		Summary of Proposed Treatment in the Plan
New Common Stock

•
New common stock will be issued by the reorganized Company (the “New Common Stock”) to holders of claims in Classes 2A, 2B and 2C, pro rata in proportion to the allowed amount of their claims. Holders of claims in Classes 2A, 2B, and 2C will receive 100% of the New Common Stock.

•
The New Common Stock will be subject to a Shareholders Agreement containing terms that are usual and customary for private companies, and will include a restriction limiting the number of shareholders to less than 300. The Shareholders Agreement will govern the composition of the board, which must be acceptable to the holders of the New Common Stock. The Shareholders Agreement will include customary transfer restrictions for the New Common Stock, which restrictions shall be sufficient to avoid a post-Plan Effective Date change of control within the meaning of Section 382 of the Internal Revenue Code. All holders of the New Common Stock and their assignees will be subject to the terms of the Shareholders Agreement, which shall be effective on the Plan Effective Date.

Rights Offering

•
Non-detachable rights to purchase new senior subordinated notes (the “New Senior Subordinated Notes”) at par from the reorganized Company (the “Rights Offering”) will be issued to holders of claims in Classes 2A, 2B and 2C, pro rata in proportion to the allowed amount of their claims. The aggregate principal amount of notes to be sold will be $77.5 million. The New Senior Subordinated Notes will rank senior to the New Subordinated Notes, but will otherwise have the same interest rate, terms and conditions as the New Subordinated Notes. The Rights will be non-detachable, but would be subject to oversubscription rights. TCP and one or more of the holders of the Existing Subordinated Notes (collectively, the “Backstop Providers”) will agree to backstop the Rights Offering (the “Backstop”).

Class 2B: Existing	•	Impaired.
Subordinated Notes held by Non-Class 2A Holders:	•
Class 2B consists of all Existing Subordinated Notes that are not in Class 2A. Under the Plan, the holders of Class 2B claims will receive the same treatment as holders of Class 2A claims. The votes of this Class will not be solicited pre- or post

Description of
Claims or
Interests:		Summary of Proposed Treatment in the Plan
filing; hence, this Class will be deemed to reject the Plan, and the Plan will be confirmed pursuant to Section 1129(b) of the Bankruptcy Code as to this Class.

Class 2C: Other	•	Impaired.
General Unsecured Claims against the Company	•
Class 2C consists of any other general unsecured claims against the Company (but not its subsidiaries) that are not guaranteed by, or secured by assets of, its subsidiaries. The allowed amount of any Class 2C claims (including, in the case of lease rejection claims, subject to limitations imposed by Section 502(b)(6) of the Bankruptcy Code), will receive the same treatment given to allowed claims in Class 2A and Class 2B, e.g., New Subordinated Notes, New Common Stock and the right to participate in the Rights Offering. Votes of this Class will not be solicited; hence, this Class will be deemed to reject the Plan, and the Plan will be confirmed pursuant to Section 1129(b) of the Bankruptcy Code as to this Class.

Class 3: Claims	•	Impaired.
Subordinated under Section 510(b):	•
Class 3 consists of any securities law claims that are subordinated pursuant to Bankruptcy Code Section 510(b). This class will not receive any recovery, will not be solicited and will be deemed to reject the Plan. The Plan will be confirmed pursuant to Section 1129(b) of the Bankruptcy Code as to this Class.

Class 4: Equity	•	Impaired.
Interests	•
Class 4 consists of all common stock, options and warrants issued by the Company. This class will not receive any recovery, will not be solicited and will be deemed to reject the Plan. The Plan will be confirmed pursuant to Section 1129(b) of the Bankruptcy Code as to this Class.

Mechanics of the Restructuring Transactions
The Plan would be implemented as follows:
     A. The Company will prepare and distribute the consent solicitation documents (the “Consent Solicitation Materials”) containing the documents related to the Plan to the holders of Senior Notes in Class 1 and holders of Existing Subordinated Notes in Class 2A, with the effectiveness being conditioned upon the approval of at least 66 2/3% of the principal amount of Senior Notes and more than 50% of the number of holders of the Senior Notes and 66 2/3% of the principal amount of Existing Subordinated Notes in Class 2A and more than 50% of the number of holders of the Existing Subordinated Notes in Class 2A. The Consent Solicitation Materials satisfy the requirements of Bankruptcy Code Sections 1125 and 1126(b) .
     B. The Backstop Providers will enter into a backstop agreement (the “Backstop Agreement”) with the Company, which Backstop Agreement shall have usual and customary terms and provisions, under which the Backstop Providers will agree to the Backstop. As consideration, the Backstop Providers will be entitled to a fee (the “Backstop Fee”) in the amount of 4.0% of the maximum principal amount of the Backstop, which will be deemed earned upon execution and delivery of the Backstop Agreement; provided that no Backstop Fee shall be payable to any Backstop Provider that is in material default under its obligations under the Backstop Agreement or the Lock-Up Agreement at the time the Backstop Fee is due. The Backstop Fee shall be paid subject to the rebate provisions described in this paragraph, upon the earlier of the Plan Effective Date or the termination or rejection of the Backstop Agreement. The Backstop fee shall be guarantied by the Company’s subsidiaries, which guarantee shall be effective immediately, pre-filing, upon the execution of definitive documents. The Backstop Providers will agree to subscribe to their pro rata share of the New Senior Subordinated Notes. If the Plan is consummated, the Backstop Providers will rebate to the Company the share of the Backstop Fee charged on the New Senior Subordinated Notes that they subscribe to, other than New Senior Subordinated Notes purchased by exercise of oversubscription rights. The Company shall agree in the Backstop Agreement to comply with its obligations under the Lock-Up Agreement. If the Lock-Up Agreement is terminated, the Backstop shall automatically terminate, the Backstop Fee shall automatically become due and payable. If the Plan Effective Date has not occurred by the 60th day after the Petition Date (such date being referred to herein as the “Backstop Termination Date”), the Backstop shall automatically terminate, the Backstop Fee shall automatically become due and payable and the Company’s obligations under the Lock-Up Agreement to pursue confirmation of the Plan shall terminate; provided, however, that Backstop Providers holding a majority of the Existing Subordinated Notes shall have the right in their sole discretion to extend the Backstop Termination Date (such new date referred to as the “New Backstop Termination Date”) and the Company shall remain obligated under, and subject to the provisions of, the Lock-Up Agreement to pursue confirmation and effectiveness of the Plan through the New Backstop Termination Date (as the same may be thereafter extended by Backstop Providers holding a majority of the Existing Subordinated Notes), and, if a New Backstop Termination Date is established, the Backstop Fee shall not become due until the earliest of the Plan Effective Date, the termination or rejection of the Backstop Agreement or the New Backstop Termination Date. If the Backstop Fee is earned and becomes payable, but the Plan is never consummated, the fee shall be paid in cash as an administrative expense under section 503 of the Bankruptcy Code
     C. The solicitation will commence not later than June 15, 2007, and will remain open long enough to obtain the requisite amount of consents, but in any event not less than the time required by federal securities law.
     D. After obtaining the requisite consents from the holders of the Class 1 Claims and the holders of Class 2A claims, the Company and the other Bally Debtors will file petitions commencing the Case along with the Plan. The expected filing date is July 14, 2007.

     E. On the Petition Date, the Company will file with the Court the Consent Solicitation Materials, and request an order finding that the Consent Solicitation Materials complied with Bankruptcy Code Sections 1125(g) and 1126(b) as to Classes 1 and 2A and contain “adequate information” as defined in Bankruptcy Code Section 1125(a) for purposes of extending the Rights Offering contained therein to the holders of claims in Classes 2B and 2C, and that the securities to be issued thereunder without registration under the Securities Act of 1933 in reliance on Bankruptcy Code Section 1145. It is expected that the hearing on the adequacy of the Consent Solicitation Materials and confirmation of the Plan will be combined, pursuant to Bankruptcy Code Section 105 (d)(2)(vi).
     F. Confirmation of the Plan will be requested without soliciting the votes of the holders of claims in Classes 2B or 2C or the common stockholders. The Plan will deem the holders of claims in Classes 2B or 2C and common stock holders as having rejected the Plan.
     G. After the Petition Date, and following Court approval of the adequacy of the Consent Solicitation Materials, the members of Class 2B and Class 2C will be given the opportunity to elect to participate in the Rights Offering. Rights that are not exercised will be subject to oversubscription rights by other members of Classes 2A, 2B and 2C. Rights Offering Subscriptions from holders of Class 2A that were solicited pre-petition will be due by the prepetition voting deadline for Classes 1A and 2, and payments under such subscriptions shall be due on the Plan Effective Date. Holders of claims in Classes 2B and 2C that are solicited after Court approval of the Consent Solicitation Materials will have 20 business days to elect to subscribe to the Rights Offering, and such subscriptions will be due promptly thereafter. The Rights Offering will not be registered and will rely on Bankruptcy Code Section 1145. The obligations of the Back Stop Providers under the Backstop Agreement and the obligations of the subscribers under the Rights Offering will also be subject to the condition that the Company does not breach the Lock-up Agreement (defined below) and the Lock-Up Agreement is not terminated.
     H. The Consent Solicitation Materials will recite that before the Petition Date the Company entered into the Senior Executive Bonus Plan. The Consent Solicitation Materials and the Lock-Up Agreement (defined below) will provide that the reorganized Company shall assume the Senior Executive Bonus Plan (but not any other or additional executive compensation program ) as part of the Plan.
     I. The Company will enter into a lock up agreement (the “Lock-Up Agreement”) with certain accredited investor holders of the Existing Subordinated Notes (the “Lock-Up Note Holders”). The Lock-Up Agreement will contain usual and customary provisions for agreements of this kind, including (i) provisions governing interim operations of the Company, (ii) restrictions on adoption or amendment of executive compensation programs, (iii) restrictions on changes to the bank financing agreements, (iv) a covenant that the Company and the other Bally Debtors operate in the ordinary course of business, (v) termination rights exercisable by the holders of a majority in principal amount of the Existing Subordinated Notes held b the Lock-Up Note Holders, including termination events triggered by the entry into (x) new consulting agreements or executive employment agreements (including with a CEO) that individually exceeds $35,000 per month, and (y) new contracts or operating agreements with a term of one year or longer that are not terminable without penalty on less than 90 days notice or with payments by the Company that individually exceed $1,000,000 over the term of such contract or agreement, or that exceed in the aggregate $5,000,000 over the terms of all such contracts and agreements that individually exceed $500,000 over their respective terms, in the case of each of clause (x) and (y) other than renewals, extensions or other modifications of any existing contracts or operating agreements entered into in the ordinary course of business (but excluding material increases in the amounts payable thereunder), (vi) a requirement to pursue the solicitation and the Plan in lieu of other restructuring alternatives (subject to a standard fiduciary duty limitation, which shall allow the Company to solicit, consider and consummate better offers), (vii) a prohibition on adoption of a KERP or incentive program (or making changes to a program previously adopted), other than any KERP or incentive program that is in effect on the effective date of the Lock-Up Agreement (the “Senior Executive Bonus Plan”) in the form disclosed to the Lock-Up Holders and Backstop Providers, and (viii) a timetable for the consent solicitation process and Plan Effective Date, which Plan Effective Date shall be not later than the 60th day after the Petition Date. The Bally Debtors shall be obligated to promptly deliver to the Lock-up Note Holders all written communications delivered to or received by the Company or its advisors making or materially modifying any alternative offers, including, without limitation, copies of all expressions of interest, term sheets, letters of interest, offers, proposed agreements or otherwise, and shall regularly update (not less than once every week) the Lock-up Note Holders concerning such matters. Any of the foregoing restrictions contained in the Lock-Up Agreement may be waived or modified with the prior written consent of the holders of a majority in principal amount of the Existing Subordinated Notes held by the Lock-Up Note Holders. Any breach under the Lock-Up Agreement shall not entitle the non-breaching party(ies) to terminate the Lock-Up Agreement unless the breaching party(ies) fails to cure such breach within 5 business days after delivery of a default notice by the non-breaching party(ies) to the breaching party(ies), or if the Case is pending and the breaching party(ies) is a debtor(s), within 5 business days after the filing of a motion for relief from the automatic stay by the non-breaching party(ies) to permit the delivery of such default notice (in which case the Lock-up Agreement shall automatically terminate on the fifth business day unless such default is cured or waived in writing by holders of a majority in principal amount of the Existing Subordinated Notes held by the Lock-Up Note Holders). The terms of an amendment to the senior bank agreement providing for, among other things, a revision of the EBITDA based covenants and the mandatory prepayment provisions that would allow the Company to retain the proceeds of the rights offering and 100% of the net cash proceeds of asset sales that are intended to be reinvested (up to a maximum amount at any time of proceeds that have not been reinvested of $100 million), and the terms of any DIP financing, would be agreed upon in the Lock-Up Agreement.
     J. The Plan will contain customary releases (including releases from creditors and other parties in interest) and other exculpatory provisions in favor of the Company and its affiliates, and the Creditors’ Committee (and the ad hoc bondholders committee) and their respective professionals and other appropriate persons and entities.